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                            CERTIFICATE OF AMENDMENT
                                       TO
                        ACANTHUS ACQUISITION CORPORATION
                          CERTIFICATE OF INCORPORATION


         Acanthus Acquisition Corporation (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:


         1. No payment for any shares of any class of stock has been received by the Corporation and no directors of the Corporation have been appointed.


         2. The Corporation, by action of the undersigned sole incorporator, files this Certificate of Amendment to change the name of the Corporation as written in Article One.


         3. The amended Article One shall read as follows:




                                      "Name

             The name of the Corporation is "Export Erez USA, Inc."



         IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of May, 1999.



                                                  /s/ Lee W. Cassidy
                                                  Incorporator